Household Finance Corporation
Household Consumer Loan Corporation
Household Consumer Loan Trust 1997-2
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Original Principal Class A	1,050,000,000.00
Class A-1	912,000,000.00
Class A-2	48,000,000.00
Class A-3	90,000,000.00
Number of Class A Bonds (000's)	1,050,000.00
Class A-1	912,000.00
Class A-2	48,000.00
Class A-3	90,000.00
Original Principal Class B	57,000,000.00
Number of Class B Bond (000's)	57,000.00
Original Principal Certificates	42,000,000.00
Number of Certificates Bond (000's)	42,000.00

Distribution Date		2000 Totals
Days

CLASS A
Class A-1 Principal Distribution	82,738,313.89
Class A-1 Interest Distribution		18,959,764.94

Class A-2 Principal Distribution	0.00
Class A-2 Interest Distribution		3,257,343.33

Class A-3 Principal Distribution	26,034,989.96
Class A-3 Interest Distribution		5,578,443.99

CLASS B
Principal Distribution		17,345,725.60
Interest Distribution		3,413,782.82

CERTIFICATES
Principal Distribution		9,343,538.74
Interest Distribution		2,856,366.97